UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2012

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 5, 2012, upon the recommendation of the Nominating & Governance Committee, the Board of Directors of the Company appointed Leslie Stone Heisz to the Board of Directors of the Company, effective immediately, to serve a term ending at the Company’s 2012 Annual Meeting of Stockholders. Ms. Heisz was also appointed to the Company’s Audit Committee, effective immediately.

Ms. Heisz will be compensated in accordance with the Company’s standard compensation policies and practices generally applicable to all non-employee directors as follows: annual cash retainer of $45,000; annual equity retainer of $120,000, paid in the form of restricted stock units of the Company; $1,000 for each Board meeting attended; and an annual cash retainer of $7,500, plus $1,000 for each meeting attended, in both cases for her service on the Company’s Audit Committee. For a more detailed discussion of the Company’s compensation policies for directors, please see the Company’s Proxy Statement dated September 30, 2011.

On April 6, 2012, Towers Watson issued a press release relating to Ms. Heisz’s appointment as director, a copy of which is attached hereto and is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on April 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

Date: April 10, 2012	By:	/s/ Neil D. Falis
	Name:	Neil D. Falis
	Title:	Assistant Secretary

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